Exhibit 99.17

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Please detach at perforation before mailing.

PROXY	MORGAN STANLEY GLOBAL OPPORTUNITY BOND FUND, INC.	PROXY
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 18, 2009

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby constitutes and appoints Mary E. Mullin and Stefanie V. Chang Yu, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all shares of MORGAN STANLEY GLOBAL OPPORTUNITY BOND FUND, INC. (the “Fund”) held of record by the undersigned on September 4, 2009 at the Special Meeting of Stockholders to be held at 522 Fifth Avenue, 3rd Floor, New York, New York 10036 in Conference Room C, on Wednesday, November 18, 2009 at 9:00 a.m., Eastern Time, and at any adjournment or postponement thereof.  The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned.

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder, and, in the discretion of such proxies, upon any and all other matters as may properly come before the Meeting or any adjournment or postponement thereof.  If no direction is made, this Proxy Card will be voted for Proposal 1.

VOTE VIA THE INTERNET: www.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-866-241-6192

999 9999 9999 999

Note: Please sign exactly as your name appears on this proxy card. All joint owners should sign.  When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor please sign full title as such.  If a corporation, please sign in full corporate name and indicate the signer’s office.  If a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date	GOB_20485_081409

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Morgan Stanley Global Opportunity Bond Fund, Inc.

Stockholder Meeting to Be Held on November 18, 2009.

The Proxy Statement for this meeting is available at:  https://www.proxy-direct.com/mor20485

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.

YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR INTERNET (See enclosed Voting Information Card for further instructions).

PLEASE MARK VOTES AS IN THIS EXAMPLE:

1.

Approval of the actions and transactions described in that certain Agreement and Plan of Reorganization, dated June 19, 2009 (the “Reorganization Agreement”), between Morgan Stanley Global Opportunity Bond Fund, Inc. (“Global Opportunity Bond”) and Morgan Stanley Emerging Markets Debt Fund, Inc. (“Emerging Markets Debt”), pursuant to which substantially all of the assets of Global Opportunity Bond would be transferred to Emerging Markets Debt and stockholders of Global Opportunity Bond would become stockholders of Emerging Markets Debt receiving shares of common stock of Emerging Markets Debt with a value equal to the value of their holdings in Global Opportunity Bond and Global Opportunity Bond would be dissolved (the “Reorganization”); and

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To consider and act upon any other matters which may properly come before the Meeting or any adjournments or postponements thereof in the discretion of the proxy holders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

GOB_20485_081409